Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

INTERNATIONAL GAME TECHNOLOGY

APRIL 7, 2015

ARTICLE I

OFFICES

SECTION 1.1.  Registered Office.  The registered office of the Corporation shall be located at 6355 South Buffalo Drive, Las Vegas, Nevada 89113, or at such other place as may be designated as the registered office by the Board of Directors.

SECTION 1.2.  Other Offices.  The Corporation may also have other offices or conduct business at such other places, within and without the State of Nevada, as the Board of Directors may from time to time determine or as the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

SECTION 2.1.  Place of Meetings.  All meetings of stockholders shall be held at such time and place, within or without the State of Nevada, as may be designated by the Board of Directors and/or stated in the notice of the meeting or in a duly executed waiver of notice thereof.

SECTION 2.2.  Annual Meetings.  The annual meeting of stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors.  At such annual meeting, the stockholders shall elect members of the Board of Directors and transact such other business as may properly be brought before the meeting.

SECTION 2.3.  Special Meetings.  Special meetings of the stockholders may be called, for any purpose or purposes, by a majority of the directors of the Board of Directors or by the Secretary at the written request (stating the purpose or purposes for which the meeting is called) of the holders of not less than one-tenth (10%) of all the shares entitled to vote at the meeting.  Business transacted at any special meeting shall be confined to the purpose or purposes stated in the notice thereof.

SECTION 2.4.  Notice of Meetings.  Except as otherwise required by law, notice of any meeting of the stockholders shall be in writing and shall be signed by the Chairman of the Board, the President, a Vice President, the Secretary or an Assistant Secretary.  Any such notice shall state the place, day and time of the meeting of the stockholders, the purpose or purposes for which the meeting is called and the means of electronic communications, if any, by which the stockholders and proxies shall be deemed to be present in person and vote at the meeting.  Any such notice shall be given not less than ten (10) days nor more than sixty (60) days before the date of the meeting by delivering such notice personally to each stockholder entitled to vote at such meeting, by depositing such notice in the United States mail addressed to the stockholder at his, her or its address as it appears on the records of the Corporation, with proper postage prepaid, or by effecting delivery by any form of electronic transmission permitted by law.  Notice given by a form of electronic transmission is subject to receipt of the prior consent of the stockholder to whom the notice is given.

SECTION 2.5.  Quorum and Adjournment.  The holders of a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at meetings of stockholders, except as otherwise provided in the Articles of Incorporation of the Corporation.  If, however, a quorum shall not be present or represented at any meeting of the stockholders, the stockholders present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally notified and called. The stockholders present at a duly organized meeting may continue to transact business until adjournment notwithstanding the withdrawal of some stockholders prior to adjournment.

SECTION 2.6.  Voting.  Each stockholder entitled to vote at any meeting of the stockholders shall be entitled to one vote for each share of stock held by such stockholder which has voting power upon the matter in question.  Except as otherwise provided by law or the Articles of Incorporation, when a quorum is present at any meeting of stockholders, the affirmative vote required for any stockholder action, including the election of directors, shall be the vote of the holders of a majority of the shares constituting such quorum.

SECTION 2.7.  Proxies.  At any annual or special meeting of the stockholders, each stockholder entitled to vote at such meeting may be represented and vote by a proxy or proxies appointed by such stockholder by an instrument in writing or, to the extent permitted by applicable law, by transmission of an electronic record to the person who will be the holder of the proxy or by a firm who solicits proxies or like agent who is authorized by the person who will be the holder of the proxy to receive the transmission.  In the event that any such instrument in writing or electronic record shall designate two (2) or more persons to act as proxies, and such instrument or electronic record does not specify the manner in which such proxies may exercise the powers conferred by such instrument or electronic record, then a majority of such persons present at the meeting, or, if only one shall be present, then that one shall have and may exercise all of the powers conferred by such written instrument or electronic record upon all of the persons so designated unless the instrument shall otherwise provide.  No appointment of proxy shall be valid after the expiration of six (6) months following the date of its creation, unless the stockholder specifies in the applicable written instrument or electronic record the length of time for which it is to continue in force, which in no case shall exceed seven (7) years from the date of its creation.  Subject to the above, any properly created proxy is not revoked and continues in full force and effect until (i) an instrument revoking it or a duly executed appointment of proxy bearing a later date is filed with the Secretary of the Corporation or (ii) the stockholder attends the meeting and votes the shares in person. Each appointment of proxy shall be revocable unless expressly provided therein to be irrevocable. A proxy shall be deemed irrevocable if the written authorization states that the proxy is irrevocable, but is irrevocable only for so long as it is coupled with an interest sufficient in law to support an irrevocable proxy.

SECTION 2.8.  Action by Written Consent.  Any action required or permitted to be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if consent in writing or by electronic transmission, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted.  All such consents shall be filed with the minutes of proceedings of stockholders.  Such consents shall have the same effect as a vote of stockholders for all purposes.  Prompt notice shall be given to all the stockholders of the taking of corporate action without a meeting by less than unanimous written consent.

ARTICLE III

DIRECTORS

SECTION 3.1.  Number of Directors and Term.  The number of directors of the Corporation shall be not fewer than one (1) nor more than fifteen (15) as shall be established from time to time by resolution of the Board of Directors of the Corporation.  No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.  Directors shall be elected at the annual meeting of stockholders or, if no such annual meeting is held, by written consent in lieu of a meeting pursuant to Section 2.8 hereof, and each director shall hold office until his or her successor is elected and qualified, or until his or her earlier death or resignation or removal in the manner hereinafter provided.  Directors need not be stockholders.

SECTION 3.2.  Vacancies and Newly Created Directorships.  Newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum, or by the sole remaining director. Any director elected in accordance with the preceding sentence shall stand for election at the first annual meeting following such director’s election pursuant to this section, and if elected by the stockholders at such meeting, shall hold office for the remainder of the full term until the next annual election of directors by stockholders and until such director’s successor shall have been elected and qualified.

SECTION 3.3.  Management Authority and Powers.  The business and affairs of the Corporation shall be managed by its Board of Directors. The Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised and done by the stockholders.

SECTION 3.4.  Removal.  Any director may be removed from office at any time, but only by the affirmative vote of the holders of fifty percent (50%) of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class.

SECTION 3.5.  Resignation.  Any director may resign at any time by mailing or delivering written notice or electronic transmission of his or her resignation to the Board of Directors, the Chairman of the Board, the President, or to the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if no time is specified therein, then such resignation shall take effect immediately upon the receipt thereof.

SECTION 3.6.  Place of Meetings.  Meetings of the Board of Directors, regular or special, may be held either within or without the State of Nevada.

SECTION 3.7.  Regular Meetings.  Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. At such meetings, the Board of Directors may transact such business as may properly come before the meetings.

SECTION 3.8.  Special Meetings.  Special meetings of the Board of Directors may be called by the Chairman of the Board or by a majority of the Board of Directors.  Written notice of special meetings of the Board of Directors shall be given to each director at least twenty-four (24) hours before the time of commencement of the meeting.

SECTION 3.9.  Quorum; Vote Required; Adjournment.  A majority of the directors shall constitute a quorum for the transaction of business. The act of at least a majority of the directors present at a meeting at which a quorum is present shall be required to constitute the act of the Board of Directors, unless a greater number is required or a lesser number is permitted by the Articles of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. At such adjourned meeting at which a quorum shall be present, any business may be transacted that might have been transacted at the meeting as originally notified and called.

SECTION 3.10.  Action by Unanimous Written Consent.   Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the Board of Directors or of such committee, as the case may be, and such consent shall have the same force and effect as a vote at a duly called and constituted meeting of the Board of Directors or such committee. All such unanimous written consents shall be filed with the minutes of the proceedings of the Board of Directors or such committee.

SECTION 3.11.  Committees.  The Board of Directors may, by resolution adopted by a majority of the Board of Directors, designate one or more committees, each such committee to consist of one or more directors of the Corporation, which committee or committees, to the extent provided in such resolution or resolutions (if not expressly denied by applicable law or the Articles of Incorporation), shall have and may exercise all of the authority of the Board of

Directors in the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it. Any member of any such committee may be removed by a majority of the Board of Directors. Vacancies in the membership of any such committees shall be filled by resolution adopted by a majority of the Board of Directors at a regular or special meeting of the Board of Directors. Each committee shall keep regular minutes of its proceedings and report such minutes to the Board of Directors when required. The designation of such committees and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, or any responsibility imposed upon it, him or her by law.

SECTION 3.12.  Compensation.  The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may receive such compensation for their services as directors as shall be determined from time to time by the Board of Directors. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed similar compensation for attending committee meetings.

ARTICLE IV

NOTICES

SECTION 4.1.  Notices.  Notices to directors and stockholders shall be in writing and delivered personally or mailed to the directors or stockholders at their respective addresses appearing on the records of the Corporation. Notice delivered personally shall include notice by recognized overnight courier service, and shall be deemed given when delivered. Notice by mail shall be deemed to be given at the time when such notice shall be mailed. Notice to directors and stockholders may also be given by telegram, facsimile or other means of electronic transmission to the extent permitted by applicable law, and shall be deemed given when such notice shall be delivered by any such means of electronic transmission.

SECTION 4.2.  Waiver of Notice.  Whenever any notice is required to be given to any director or stockholder under the provisions of applicable law or of the Articles of Incorporation or of these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

SECTION 4.3.  Waiver by Attendance at Meeting.  Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE V

OFFICERS

SECTION 5.1.  Principal Officers.  The officers of the Corporation shall consist of a Chairman of the Board, a Chief Executive Officer, a President, one or more Vice Presidents (one or more of which may be designated Executive Vice President or Senior Vice President), a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. Any two (2) or more offices may be held by the same person, except that one person shall not hold the offices of Chairman of the Board and Secretary, Chief Executive Officer and Secretary or President and Secretary.

SECTION 5.2.  Election or Appointment of Officers.  The Board of Directors, at its first meeting after each annual meeting of stockholders, shall elect a Chairman of the Board, a Chief Executive Officer, a President, one or more Vice Presidents (one or more of whom may be designated Executive Vice President or Senior Vice President), a Secretary and a Treasurer, none of whom need be a member of the Board of Directors, except the Chairman of the Board. The Board of Directors may from time to time elect or appoint such other officers as the Board of Directors may deem necessary or desirable.

In addition, the Chairman of the Board and the Chief Executive Officer shall also have the authority to elect or appoint from time to time such other and subordinate officers as the Chairman of the Board or the Chief Executive Officer, as the case may be, may deem necessary or desirable. The officers elected or appointed by the Chairman of the Board or the Chief Executive Officer shall have the duties and powers determined by the officer who is electing or appointing them, but the duties and powers of such additional elected or appointed officers must be less than the powers and duties of a Vice President of the Corporation. Any such elections or appointments made by the Chairman of the Board or the Chief Executive Officer shall be reported to the Board of Directors at its next succeeding regular meeting.

SECTION 5.3.  Compensation.  The salaries and other compensation of all officers of the Corporation shall be fixed by the Board of Directors (or a duly authorized committee thereof) or, in the case of officers other than the Chairman of the Board, the Chief Executive Officer or the President, by an officer to whom the Board of Directors (or a duly authorized committee thereof) has delegated its authority to fix salaries and other compensation.

SECTION 5.4.  Term; Removal; Vacancies.  Each officer and assistant officer of the Corporation shall hold office until the next annual meeting of the Board of Directors or until his or her successor is duly elected or appointed, or until his or her earliest death, resignation or removal from such office. Any officer elected or appointed by the Board of Directors or the Chairman of the Board may be removed by the Board of Directors or the Chairman of the Board whenever in its, his or her judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors.

SECTION 5.5.Chairman of the Board.  The Chairman of the Board shall be selected from the members of the Board of Directors of the Corporation. The Chairman of the Board shall preside at meetings of the stockholders and the Board of Directors and shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chairman of the Board shall have authority, without additional authorization from the Board of Directors, to execute and deliver on behalf of the Corporation all bonds, deeds, mortgages, contracts and other instruments and documents (and if any such instrument requires the seal of the Corporation, then under such seal) relating to the usual and ordinary business of the Corporation, except where required by law to be otherwise executed, and except where the execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

SECTION 5.6.  Chief Executive Officer.  The Chief Executive Officer of the Corporation shall have general and active management of the business of the Corporation and, subject to the Chairman of the Board if a different person holds such office, shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer shall have such additional duties as may be assigned to him or her from time to time by the Board of Directors or the Chairman of the Board. The Chief Executive Officer shall have the same authority as the Chairman of the Board to execute on behalf of the Corporation bonds, deeds, mortgages and other instruments requiring a seal and contracts and other documents.

SECTION 5.7.  President.  The President shall be the Chief Operating Officer of the Corporation and shall assist the Chief Executive Officer in the general and active management of the operations of the Corporation. The President shall have such additional duties as may be assigned to him or her from time to time by the Board of Directors, the Chairman of the Board or the Chief Executive Officer. The President shall have the same authority as the Chairman of the Board and the Chief Executive Officer to execute on behalf of the Corporation bonds, deeds, mortgages and other instruments requiring a seal and contracts and other documents. During any absence or disability of the Chief Executive Officer, the President shall perform the duties of the Chief Executive Officer.

SECTION 5.8.  Vice Presidents.  The Vice Presidents, in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President. Executive Vice Presidents shall be senior to Senior Vice Presidents and Vice Presidents. Senior Vice Presidents shall be senior to Vice Presidents. They shall perform such other duties and have such other powers as the Board of Directors, the Chairman of the Board, the Chief Executive Officer and the President shall from time to time prescribe. The Vice Presidents shall have the same authority as the Chairman of the Board, the Chief Executive Officer and the President to execute on behalf of the Corporation bonds, deeds, mortgages and other instruments requiring a seal and contracts and other documents.

SECTION 5.9.  Secretary.  The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the stockholders of the Corporation and of the Board of Directors in a book or books to be kept for that purpose and shall perform similar duties for any committees of the Board of Directors when required. He or she shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President. He or she shall keep in safe custody the seal of the Corporation and, when authorized by the Board of Directors, affix such seal to any instrument requiring it and, when so affixed, it may be attested by his or her signature or by the signature of the Treasurer or an Assistant Secretary.

SECTION 5.10.  Assistant Secretaries.  The Assistant Secretaries in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary. They shall perform such other duties and have such other powers as the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or the Secretary may from time to time prescribe.

SECTION 5.11.  Treasurer.  The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered or authorized by the Board of Directors, taking proper vouchers of such disbursements, and shall render to the Chairman of the Board, the Chief Executive Officer, the President and the Board of Directors at its regular meetings or when the Board of Directors so requires an account of all of his or her transactions as Treasurer and of the financial condition of the Corporation. He or she shall have such other duties as may be prescribed from time to time by the Board of Directors, the Chairman of the Board, the Chief Executive Officer and the President. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

SECTION 5.12.  Assistant Treasurers.  The Assistant Treasurers in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer. They shall perform such other duties and have such other powers as the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or the Treasurer may from time to time prescribe.

ARTICLE VI

INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS

SECTION 6.1.  Policy. It is the policy and intention of the Corporation to provide to its officers and directors broad and comprehensive indemnification from liability to the full extent permitted by law, as amended from time to time.

SECTION 6.2. Right to Indemnification. Each person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to incorporation of the Corporation or employee benefit plans, whether the basis of such proceeding is an alleged action or inaction in an official capacity or in any other capacity while serving as a director, officer, incorporator, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the laws of Nevada, as the same exist or may hereafter be amended, against all costs, charges, expenses, liabilities and losses (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer, incorporator, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in Section 6.3 hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this article shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding as they are incurred and in advance of its final disposition; provided, however, that, if Nevada law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this article or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

SECTION 6.3.  Right of Claimant to Bring Suit. If a claim under this article is not paid in full by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has failed to meet a standard of conduct which makes it permissible under Nevada law for the Corporation to indemnify the claimant for the amount claimed. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is permissible in the circumstances because he or she has met such standard of conduct, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such standard of conduct, shall be a defense to the action or create a presumption that the claimant has failed to meet such standard of conduct.

SECTION 6.4.  Non Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, Bylaws, agreement, vote of stockholders, or disinterested directors or otherwise.

SECTION 6.5.  Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or other corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under Nevada law.

SECTION 6.6.  Expenses as a Witness. To the extent that any director, officer, employee or agent of the Corporation is by reason of such position, or a position with another entity at the request of the Corporation, a witness in any action, suit or proceeding, he or she shall be indemnified against all costs and expenses actually and reasonably incurred by him or her or on his or her behalf in connection therewith.

SECTION 6.7.  Indemnity Agreement. The Corporation may enter into agreements with any director, officer, employee or agent of the Corporation to the fullest extent permitted by Nevada law.

SECTION 6.8.  Effect of Repeal or Modification. Any repeal or modification of this section shall not result in any liability for a director with respect to any action or omission occurring prior to such repeal or modification.

ARTICLE VII

CERTIFICATES FOR SHARES

SECTION 7.1.  Certificates.  The Corporation shall deliver certificates representing all shares to which stockholders are entitled; such certificates shall be signed by the Chairman of the Board, or the President, or a Vice President, and the Secretary or an Assistant Secretary of the Corporation, and may be sealed with the seal of the Corporation or a facsimile thereof. No certificate shall be issued for any share until the consideration therefor has been fully paid. Such certificate representing shares shall state upon the face thereof that the Corporation is organized under the laws of the State of Nevada, the name of the person to whom issued, the number and class and the designation of the series, if any, which such certificate represents, and may, in addition, state upon the face thereof the par value of each share represented by such certificate or that the shares are without par value.

SECTION 7.2.  Signatures on Certificates.  The signatures of the Chairman of the Board, the President or Vice President and the Secretary or Assistant Secretary upon a certificate may be facsimiles, if the certificate is countersigned by a transfer agent and registered by a registrar, other than the Corporation itself or an employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer at the date of issuance.

SECTION 7.3.  Lost or Destroyed Certificates.  The Board of Directors may direct a new certificate or certificates to be issued or empower the Corporation’s transfer agent to issue a new certificate or certificates in place of any certificate or certificates theretofore issued by the Corporation that are alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

SECTION 7.4.  Transfer.  Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

SECTION 7.5.  Closing of Transfer Books; Fixing of Record Date.  For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period not to exceed, in any case, sixty (60) days. If the stock transfer books shall be closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than sixty (60) days, and, in case of a meeting of stockholders, not less than ten (10) days, prior to the date on which the particular action requiring such determination of stockholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the date on which the notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof, except where (i) the determination has been made through the closing of stock transfer books and the stated period of closing has expired or (ii) the Board of Directors has fixed a new record date for such adjournment.  The Board of Directors must fix a new record date if such adjournment extends for more than 60 days from the date set for the original meeting of stockholders.

SECTION 7.6.  Registered Holders.  The Corporation shall be entitled to recognize the exclusive rights of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Nevada.

SECTION 7.7.  Uncertificated Shares.  The Corporation may adopt a system of issuance, recordation and transfer of its shares by electronic or other means not involving any issuance of certificates, including provisions for notice to purchasers in substitution for any required statements on certificates, and as may be required by applicable corporate securities laws or stock exchange regulation. Any system so adopted shall not become effective as to issued and outstanding certificated securities until the certificates therefor have been surrendered to the Corporation.

ARTICLE VIII

ACQUISITION OF CONTROLLING INTEREST PROVISIONS

SECTION 8.1.  Acquisition of Controlling Interest Provisions.  The provisions of Sections 78.378 to 78.3793, inclusive, of the Nevada Revised Statutes shall not apply to the Corporation.

ARTICLE IX

GENERAL PROVISIONS

SECTION 9.1.  Dividends.  The Board of Directors may declare and the Corporation may pay dividends on its outstanding shares in cash, property, or its own shares pursuant to law and subject to the provisions of its Articles of Incorporation.

SECTION 9.2.  Reserves.  The Board of Directors may by resolution create a reserve or reserves out of earned surplus for any proper purpose or purposes, and may abolish any such reserve in the same manner.

SECTION 9.3.  Checks.  All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as may from time to time be designated by the Board of Directors or by such officers of the Corporation who may be authorized by the Board of Directors to make such designations.

SECTION 9.4.  Fiscal Year.  The fiscal year of the Corporation shall begin on January 1 of each year and end on December 31 of each year.

SECTION 9.5.  Seal.  The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Nevada”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

ARTICLE X

AMENDMENTS

SECTION 10.1.  Amendments.  Subject to Section 6.17, (i) these Bylaws may be altered, amended or repealed or rescinded, or new bylaws may be adopted, by the vote of a majority of the entire Board of Directors at any meeting thereof and (ii) the stockholders of the Corporation shall have the power to alter, amend, repeal or rescind any provision of these Bylaws, or adopt new bylaws, by the vote of a majority of the combined voting power of the then outstanding shares of stock entitled to vote on the matter in question, voting together a single class.